Exhibit 99

Silicon Labs Reports Second Quarter 2023 Results

IoT leader delivers solid results with record revenue in Industrial & Commercial

AUSTIN, Texas – July 26, 2023 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the second quarter, which ended July 1, 2023. Revenue exceeded the mid-point of the guidance range at $245 million, driven by strength across the Industrial & Commercial end markets.

“We delivered solid results in the second quarter, with record revenue in our Industrial & Commercial business,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “The strength in Industrial & Commercial was offset by a decline in our Home & Life business as weak demand and excess customer inventory continue to impact our results. Despite the challenging near-term outlook, we continue to drive strong design win momentum with our leading platform, products, and broad customer base. As the market stabilizes, we are well-positioned to gain share and drive long-term revenue growth.”

Second Quarter Financial Highlights

•	Revenue was $245 million, in-line with guidance
•	Industrial & Commercial revenue for the quarter was $165 million
•	Home & Life revenue for the quarter was $80 million

Results on a GAAP basis:

•	GAAP gross margin was 58.7%
•	GAAP R&D expenses were $86 million
•	GAAP SG&A expenses were $41 million
•	GAAP operating income as a percentage of revenue was 7%
•	GAAP diluted earnings per share were $0.33

Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:

•	Non-GAAP gross margin was 58.9%
•	Non-GAAP R&D expenses were $70 million
•	Non-GAAP SG&A expenses were $35 million
•	Non-GAAP operating income as a percentage of revenue was 16%
•	Non-GAAP diluted earnings per share were $1.04

Business Highlights

•	Announced the new dual-band FG28 SoC, designed for long-range networks and protocols like Amazon Sidewalk, Wi-SUN, and other proprietary protocols. The FG28 includes radios for sub-Gigahertz (Ghz) and 2.4 Ghz Bluetooth LE, making it particularly attractive for edge applications in growth areas like smart agriculture, smart cities, and neighborhood networks. The built-in AI/ML accelerator is a first for a sub-Ghz SoC, bringing AI/ML to the edge.

•	Opened registration for its fourth annual Works With Conference, which attracts over 8,000 IoT developers every year. The free virtual conference will be held on August 22nd and 23rd and will feature over 40 in-depth technical sessions covering every major IoT protocol and ecosystem. Taught by Silicon Labs engineers and other industry experts, the sessions are designed to demystify, simplify, and accelerate the development of IoT products. CEO Matt Johnson will share a sneak peek of Silicon Labs' next-generation Series 3 platform in the conference's opening keynote.

•	Finalized the redemption process on its 2025 convertible notes. The company funded the $535 million par value of the notes in cash. The in-the-money component of the converted notes was settled with the issuance of approximately 0.9 million shares. The company also executed approximately $184 million in additional stock repurchases in the quarter, retiring approximately 1.3 million shares. On July 20th, the company’s board of directors authorized an incremental $100 million to its existing authorization for the repurchase of the company’s common stock, bringing the total remaining amount authorized through the end of 2023 to approximately $116 million.

•	Held the grand opening of the Silicon Labs Connectivity Lab in our Boston site, an event attended by top customers and partners. The Connectivity Lab simulates a modern Smart Home, with a range of IoT devices, applications, ecosystems, and networks. It offers developers an ideal environment to test their Matter prototypes operating within real-world scenarios across a variety of protocols and device brands.

Business Outlook

The company expects third-quarter revenue to be between $190 to $210 million. The company also estimates the following results:

On a GAAP basis:

•	GAAP gross margin to be 59%
•	GAAP operating expenses of approximately $120 million
•	GAAP diluted earnings (loss) per share between $(0.08) to $0.20

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin to be 59%
•	Non-GAAP operating expenses of approximately $95 million
•	Non-GAAP diluted earnings per share between $0.45 to $0.73

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at silabs.com/investors and make a replay available through August 26, 2023, online or by calling (877) 344-7529 (US) or (412) 317-0088 (international) and entering access code 1518188.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500,

investor.relations@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Revenues	$244,866	$263,150	$491,653	$496,964
Cost of revenues	101,091	99,247	194,018	177,289
Gross profit	143,775	163,903	297,635	319,675
Operating expenses:
Research and development	85,902	83,511	175,298	161,053
Selling, general and administrative	40,706	49,013	85,597	93,660
Operating expenses	126,608	132,524	260,895	254,713
Operating income	17,167	31,379	36,740	64,962
Other income (expense):
Interest income and other, net	7,780	3,445	12,616	4,944
Interest expense	(1,596)	(1,667)	(3,252)	(3,347)
Income before income taxes	23,351	33,157	46,104	66,559
Provision for income taxes	12,338	10,994	20,091	22,683
Equity-method earnings (loss)	(57)	(28)	(1,090)	1,166
Net income	$10,956	$22,135	$24,923	$45,042

Earnings per share:
Basic	$0.35	$0.62	$0.78	$1.22
Diluted	$0.33	$0.60	$0.75	$1.18

Weighted-average common shares outstanding:
Basic	31,614	35,722	31,786	36,862
Diluted	32,926	36,604	33,339	38,063

Non-GAAP Financial Measurements

In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.

The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended July 1, 2023
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$244,866

Gross profit	143,775	58.7%	$283	$--	$58	$144,116	58.9%

Research and development	85,902	35.1%	8,813	6,375	1,157	69,557	28.4%

Selling, general and administrative	40,706	16.6%	5,643	19	368	34,676	14.2%

Operating income	17,167	7.0%	14,739	6,394	1,583	39,883	16.3%

	Three Months Ended July 1, 2023
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Equity-Method Investment Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$10,956	$14,739	$6,394	$1,583	$57	$530	$34,259

Diluted shares outstanding	32,926						32,926

Diluted earnings per share	$0.33						$1.04

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending September 30, 2023
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	59%	0%	59%

Operating expenses	$120	$(25)	$95

Diluted earnings (loss) per share - low	$(0.08)	$0.53	$0.45

Diluted earnings per share - high	$0.20	$0.53	$0.73

** Non-GAAP adjustments include the following estimates: stock compensation expense of $18.7 million, intangible asset amortization of $6.3 million, termination costs of $0.3 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	July 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$234,813	$499,915
Short-term investments	271,063	692,024
Accounts receivable, net	98,256	71,437
Inventories	145,523	100,417
Prepaid expenses and other current assets	71,322	97,570
Total current assets	820,977	1,461,363
Property and equipment, net	152,358	152,016
Goodwill	376,389	376,389
Other intangible assets, net	72,003	84,907
Other assets, net	97,072	94,753
Total assets	$1,518,799	$2,169,428

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$55,102	$89,860
Revolving line of credit	80,000	--
Deferred revenue and returns liability	11,105	6,780
Other current liabilities	72,339	89,136
Total current liabilities	218,546	185,776
Convertible debt, net	--	529,573
Other non-current liabilities	41,356	49,071
Total liabilities	259,902	764,420
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 31,861 and 31,994 shares issued and outstanding at July 1, 2023 and December 31, 2022, respectively	3	3
Retained earnings	1,262,984	1,415,693
Accumulated other comprehensive loss	(4,090)	(10,688)
Total stockholders’ equity	1,258,897	1,405,008
Total liabilities and stockholders’ equity	$1,518,799	$2,169,428

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	July 1, 2023	July 2, 2022
Operating Activities
Net income	$24,923	$45,042
Adjustments to reconcile net income to net cash provided by (used in) operating activities of continuing operations:
Depreciation of property and equipment	12,441	10,561
Amortization of other intangible assets	12,904	19,194
Amortization of debt issuance costs	960	994
Loss on extinguishment of convertible debt	--	3
Stock-based compensation expense	31,377	27,264
Equity-method (earnings) loss	1,090	(1,166)
Deferred income taxes	(6,403)	(9,344)
Changes in operating assets and liabilities:
Accounts receivable	(26,819)	26,207
Inventories	(45,064)	(24,714)
Prepaid expenses and other assets	32,963	(25,286)
Accounts payable	(30,003)	25,606
Other current liabilities and income taxes	(26,220)	(3,418)
Deferred revenue and returns liability	4,326	(3,153)
Other non-current liabilities	(1,975)	(4,416)
Net cash provided by (used in) operating activities of continuing operations	(15,500)	83,374

Investing Activities
Purchases of marketable securities	(81,427)	(554,267)
Sales of marketable securities	339,555	27,404
Maturities of marketable securities	171,691	511,296
Purchases of property and equipment	(13,462)	(12,322)
Purchases of other assets	(215)	--
Net cash provided by (used in) investing activities of continuing operations	416,142	(27,889)

Financing Activities
Proceeds from revolving line of credit	80,000	--
Payments on debt	(536,124)	(21)
Repurchases of common stock	(201,095)	(579,040)
Payment of taxes withheld for vested stock awards	(16,310)	(13,958)
Proceeds from the issuance of common stock	7,785	6,365
Net cash used in financing activities of continuing operations	(665,744)	(586,654)

Discontinued Operations
Operating activities	--	(38,604)
Net cash used in discontinued operations	--	(38,604)

Decrease in cash and cash equivalents	(265,102)	(569,773)
Cash and cash equivalents at beginning of period	499,915	1,074,623
Cash and cash equivalents at end of period	$234,813	$504,850